Exhibit 16.1
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                       [FOLLMER RUDZEWICZ PLC LETTERHEAD]


October  19,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Ladies  and  Gentlemen:

The firm of Follmer Rudzewicz PLC was previously the independent auditor for N-Viro International Corporation, and reported on the financial statements of the Company for the fiscal year ended December 31, 2003. On or about, August 1, 2004, the partners of Follmer Rudzewicz PLC joined a new limited liability partnership UHY LLP. We have read the Company's statements included under Item 4 of its Form 8-K, dated October 19, 2004, and we agree with such statements.



/s/   Follmer  Rudzewicz  PLC
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Follmer  Rudzewicz  PLC